ASSIGNMENT

          THIS ASSIGNMENT is entered into effective this 13th day of October, 2004 by and between Rockies Fund, Inc., a Nevada corporation, Web quest, Inc., a Colorado corporation, Donald E. Fruh, Hangar Development Group, LLC, a Colorado limited liability company, and Triumph Capital, Inc., a Colorado corporation (hereafter collectively "Assignors") Golden West Brewery Company, a California corporation ("Assignee"), and Assignee's parent corporation, Golden West Brewing Company, Inc., a Delaware corporation.

WITNESSETH

          WHEREAS, Assignors collectively own, as tenants in common, all right, title and interest in and to (i) United States Patent and Trademark Office Application for Intent to Use for the trademark "Mt. Shasta Ale;" (ii) the domain name www.ales.com; and (iii) an advance receivable in the amount of $59,500 due and owing to Assignor by Butte Creek Brewing Company, LLC (the "Assets"); and

          WHEREAS, Assignors desire to assign all of its right, title and interest in and to the Assets to Assignee.

          NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.          Assignment. Effective December 30, 2003 (the "Assignment Date"), Assignors hereby assign, transfer and convey to Assignee and Assignee accepts all of Assignors' right, title and interest in and to the Assets.

          2.          Purchase Price. In consideration of the Assets, Golden West shall grant and issue to each Assignor an aggregate of 80,000 shares of Golden West common stock, $.0001 par value. The shares are "restricted securities" under the Securities Act of 1933, as amended. Each Assignor shall concurrently execute and deliver a Subscription Agreement in connection with the issuance of the shares.

          3.          Assignors assign to Assignee all of their right, title, and interest in and to the Assets, including all goodwill associated therewith, free from any notice or claim asserted or threatened by any third party due to the infringement of any trade name, trademark, service mark, copyright, or license of any person or organization.

          4.          Assignors hereby represent and warrant that they are the owners of the Assets and that they have full right to assign their interests in the Assets to Assignee.

          5.          Assignors shall provide to Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's reasonable request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, and other documentation as may be reasonably required): (a) in the prosecution of any renewal or continuation of registration covering the Assets; (b) in the prosecution or defense of any opposition, interferences, infringement suits or other proceedings that may arise in connection with the Assets, including, but not limited to, testifying as to any facts relating to the Assets and this Assignment; (c) in obtaining any additional trademark protection that Assignee reasonably may deem appropriate that may be secured under the laws now or hereafter in effect in the United States; and (d) in the implementation or perfection of this Assignment.

          6.          This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment by signing any such counterpart.

          7.          Binding Effect. This Agreement shall be binding upon the parties hereto, their successors and assigns.

          IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.
ASSIGNOR:
THE ROCKIES FUND, INC. a Nevada corporation

By: /s/ Stephen G. Calandrella Its: President

WEBQUEST, INC. a Colorado corporation

By: /s/ Gina Garcia-Shaw Its: President

DONALD E. FRUH /s/ Donald E. Fruh Donald E. Fruh

TRIUMPH CAPITAL, INC. a Colorado corporation

By: /s/ Emily Vannelli Its: Corporate Secretary

HANGAR DEVELOPMENT, LLC a Colorado limited liability company

By: /s/ John R. Overturf, Jr. Its: Managing Member

ASSIGNEE:
GOLDEN WEST BREWING COMPANY, a California corporation

By: /s/ John C. Power Its: Director

GOLDEN WEST BREWING COMPANY, INC. a Delaware corporation,

By: /s/ Brian Power Its: President